As filed with the Securities and Exchange Commission on April 26, 2018

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

TANDEM DIABETES CARE, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	20-4327508 (I.R.S. Employer Identification Number)

11075 Roselle Street

San Diego, California 92121

(858) 366-6900

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Kim D. Blickenstaff

President, Chief Executive Officer and Director

Tandem Diabetes Care, Inc.

11075 Roselle Street

San Diego, California 92121

(858) 366-6900

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

David B. Berger, Esq. Executive Vice President, General Counsel and Secretary Tandem Diabetes Care, Inc. 11075 Roselle Street San Diego, California 92121 (858) 366-6900	Bruce Feuchter, Esq. Ryan C. Wilkins, Esq. Stradling Yocca Carlson & Rauth, P.C. 660 Newport Center Drive, Suite 1600 Newport Beach, California 92660 (949) 725-4000

Approximate date of commencement of proposed sale to public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Unit(1)(2)	Proposed Maximum Aggregate Offering Price(1)(2)	Amount of Registration Fee(3)
Common stock, $0.001 par value per share	—	—	—	—
Preferred stock, $0.001 par value per share	—	—	—	—
Debt Securities	—	—	—	—
Warrants	—	—	—	—
Units(4)	—	—	—	—
Total	—	—	$100,000,000.00	$12,450.00

(1)

This registration statement covers the registration of such indeterminate number of shares of common stock and preferred stock; such indeterminate principal amount of debt securities; such indeterminate number of warrants to purchase shares of common stock, shares of preferred stock, debt securities and/or units; and such indeterminate number of units as may be sold by the registrant from time to time, which together shall have an aggregate initial offering price not to exceed $100,000,000.00. If any debt securities are issued at an original issue discount, then the principal amount of such debt securities shall be in such greater amount as shall result in an aggregate initial offering price not to exceed $100,000,000.00, less the aggregate dollar amount of all securities previously issued hereunder. Any securities registered hereunder may be sold separately or in combination with the other securities registered hereunder. Any securities registered hereunder may be sold separately or as units with any other securities registered hereunder. The securities registered hereunder also include such indeterminate number of shares of common stock, shares of preferred stock and principal amount of debt securities as may be issued upon the conversion of or exchange for preferred stock or debt securities that provide for conversion or exchange; upon the exercise of warrants; or pursuant to the anti-dilution provisions of any such securities. In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended, or the Securities Act, the securities being registered hereunder include such indeterminate number of shares of common stock or preferred stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.

(2)

The proposed maximum aggregate offering price per unit will be determined from time to time by the Registrant in connection with, and at the time of, the issuance of the securities and is not specified as to each class of security pursuant to General Instruction II.D. of Form S-3.

(3)	Calculated pursuant to Rule 457(o) under the Securities Act based on the proposed maximum aggregate offering price of all securities listed.
(4)	Each unit will represent an interest in two or more other securities, which may or may not be separable from one another.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS

SUBJECT TO COMPLETION, DATED APRIL 26, 2018

$100,000,000

TANDEM DIABETES CARE, INC.

Common Stock
Preferred Stock

Debt Securities

Warrants

Units

We may offer and sell, from time to time in one or more offerings, any combination of common stock, preferred stock, debt securities, warrants or units having an aggregate initial offering price not to exceed $100,000,000.00. The preferred stock may be convertible into shares of our common stock, shares of our preferred stock or debt securities. The debt securities may be convertible into or exchangeable for shares of our common stock, shares of our preferred stock or other debt securities. The warrants may be exercisable for shares of our common stock, shares of our preferred stock or debt securities. The units may consist of any combination of the other types of securities described in this prospectus.

This prospectus provides a general description of the securities we may offer. Each time we sell a particular class of securities, we will provide specific terms of the securities offered in a supplement to this prospectus. The prospectus supplement may also add, update or change information in this prospectus. You should read this prospectus and any prospectus supplement, as well as the documents incorporated by reference or deemed to be incorporated by reference herein or therein, carefully before you invest in any of the securities offered pursuant to this prospectus.

This prospectus may not be used to offer or sell our securities unless accompanied by a prospectus supplement relating to the offered securities.

These securities may be sold directly by us, through dealers or agents designated from time to time, to or through underwriters or dealers or through a combination of these methods on a continuous or delayed basis. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus. We will describe the plan of distribution for any particular offering of our securities in a prospectus supplement. If any agents, underwriters or dealers are involved in the sale of any securities with respect to which this prospectus is being delivered, we will set forth in a prospectus supplement the names of such agents or underwriters and any applicable fees, commissions, discounts and over-allotment options. We will also set forth in a prospectus supplement the price to the public of such securities and the net proceeds that we expect to receive from such sale.

Our common stock is listed on the NASDAQ Global Market and traded under the symbol “TNDM.” On April 23, 2018, the last reported sale price for our common stock on the NASDAQ Global Select Market was $7.37 per share.

INVESTING IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD REVIEW CAREFULLY THE RISKS AND UNCERTAINTIES DESCRIBED UNDER THE HEADING “RISK FACTORS” BEGINNING ON PAGE 4 OF THIS PROSPECTUS, AS WELL AS THE RISKS AND UNCERTAINTIES DESCRIBED UNDER A SIMILAR HEADING IN ANY APPLICABLE PROSPECTUS SUPPLEMENT AND IN THE DOCUMENTS THAT WE INCORPORATE BY REFERENCE HEREIN OR THEREIN.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is ________________, 2018

TABLE OF CONTENTS

PROSPECTUS

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf registration process, we may from time to time offer and sell any combination of the securities described in this prospectus in one or more offerings with an aggregate initial offering price not to exceed $100,000,000.00. We have provided to you in this prospectus a general description of the securities we may offer. Each time we offer or sell any of our securities under this prospectus, we will, to the extent required by law, provide a prospectus supplement that will contain specific information about the terms of the offering.

We may add, update or change any of the information contained in this prospectus or in any accompanying prospectus supplement we may authorize to be delivered to you. To the extent there is a conflict between the information contained in this prospectus and any accompanying prospectus supplement, you should rely on the information in the prospectus supplement, provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in this prospectus or any prospectus supplement—the statement in the document having the later date modifies or supersedes the earlier statement. Any statement so modified will be deemed to constitute a part of this prospectus only as so modified, and any statement so superseded will be deemed not to constitute a part of this prospectus. This prospectus, together with any accompanying prospectus supplement, includes all material information relating to an offering pursuant to this registration statement.

You should rely only on the information contained in this prospectus, in any accompanying prospectus supplement, or in any document incorporated by reference herein or therein. We have not authorized anyone to provide you with any different information. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may provide to you. The information contained in this prospectus, in any applicable prospectus supplement, and in the documents incorporated by reference herein or therein is accurate only as of the date such information is presented. Our business, financial condition, results of operations and future prospects may have changed since those respective dates.

This prospectus and any accompanying prospectus supplement does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor does this prospectus and any accompanying prospectus supplement constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. This prospectus may not be used to offer or sell our securities unless accompanied by a prospectus supplement relating to the offered securities.

The registration statement containing this prospectus, including the exhibits to the registration statement, provides additional information about us and the securities offered pursuant to this prospectus. For a more complete understanding of the offering of the securities, you should refer to the registration statement, including its exhibits.   The registration statement can be read on the SEC’s website or at the SEC’s offices mentioned under the heading “Where You Can Find More Information.”

SPECIAL NOTE REGARDING FORWARD-LOOKING INFORMATION

This prospectus, any accompanying prospectus supplement, and the documents incorporated by reference herein and therein, contain forward-looking statements within the meaning of the federal securities laws. These forward-looking statements are intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact included in this prospectus, any accompanying prospectus supplement, or the documents incorporated by reference herein or therein, are forward looking statements.

Our forward-looking statements are based on our management’s current assumptions and expectations of future events and trends, which affect or may affect our business, strategy, operations or financial performance. Although we believe that these forward-looking statements are based upon reasonable assumptions, they are subject to numerous known and unknown risks and uncertainties and are made in light of information currently available to us. Many important factors, in addition to the factors described in this prospectus, may materially and adversely affect our results as indicated in our forward-looking statements. You should read this prospectus, any accompanying prospectus supplement, and the documents we incorporate by reference herein and therein, completely and with the understanding that our actual future results may be materially different from and worse than what we expect.

Moreover, we operate in an evolving environment. New risk factors and uncertainties emerge from time to time and it is not possible for our management to predict all risk factors and uncertainties, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

Forward-looking statements speak only as of the date they were made, and, except to the extent required by law or the rules of the NASDAQ Stock Market, we undertake no obligation to update or review any forward-looking statement because of new information, future events or other factors. You should, however, review the risks and uncertainties we describe in the reports we will file from time to time with the SEC, after the date of this prospectus. See the information included under the heading “Where You Can Find More Information.”

Forward-looking statements involve risks and uncertainties and are not guarantees of future performance. As a result of the risks and uncertainties described above, the forward-looking statements discussed in this prospectus might not occur and our future results and performance may differ materially from the information provided in these forward-looking statements due to, but not limited to, the factors mentioned above. Because of these uncertainties, you should not place undue reliance on these forward-looking statements when making an investment decision.

We qualify all of our forward-looking statements by these cautionary statements.

ABOUT THE COMPANY

Overview

We are a medical device company with an innovative approach to the design, development and commercialization of products for people with insulin-dependent diabetes. We believe our competitive advantage is rooted in our unique consumer-focused approach, and the incorporation of modern and innovative technology into our product offerings. Our manufacturing and sales activities primarily focus on our flagship product, the t:slim X2 Insulin Delivery System, or t:slim X2™, which is based on our proprietary technology platform. The simple-to-use t:slim X2 is the smallest durable insulin pump available, and the only pump currently available in the United States that is capable of remote feature updates, which positions us well to address the evolving needs and preferences of differentiated segments of the insulin-dependent diabetes market. By delivering innovative hardware and software solutions, as well as best-in-class customer support, we aim to improve and simplify the lives of people with diabetes and their healthcare providers.

Since the launch of our first product in August 2012 through March 31, 2018, we have shipped more than 72,000 pumps to customers in the United States, of which over 63,000 pumps have been shipped within the four years ended March 31, 2018. We plan to begin commercialization of t:slim X2 in select geographies outside the United States, including Canada, during 2018.

We began commercial sales of our first insulin pump, the t:slim Insulin Delivery System, or t:slim, in August 2012. During 2015, we commenced commercial sales of two additional insulin pumps: t:flex in May 2015 and t:slim G4 in September 2015. In October 2016, we commenced commercial sales of t:slim X2 and discontinued new sales of t:slim. In September 2017, we commenced commercial sales of t:slim X2 integrated with the Dexcom G5 Mobile CGM system and discontinued new sales of t:slim G4. The t:slim X2 technology platform now represents nearly 100% of our new pump shipments. Accordingly, we intend to discontinue new sales of t:flex pumps in the third quarter of 2018.

Our insulin pump products are generally considered durable medical equipment, and have an expected lifespan of at least four years. In addition to selling insulin pumps, we sell disposable products that are used together with our pumps and replaced every few days, including cartridges for storing and delivering insulin, and infusion sets that connect the insulin pump to a user’s body. In September 2017, we commenced commercial sales of cartridge and infusion set products using t:lock™, which replaces the standard Luer-lok connector that historically joined an infusion set to our cartridge.

Our headquarters and our manufacturing facility are located in San Diego, California and we employed 572 full-time employees as of March 31, 2018.

Corporate Information

We were incorporated in Colorado in January 2006 and reincorporated in Delaware in January 2008. Our principal executive offices are located at 11075 Roselle Street, San Diego, California 92121. The telephone number of our principal executive office is (858) 366-6900. Our website is www.tandemdiabetes.com. The information contained on or accessed through our website is not incorporated by reference into this prospectus, and you should not consider information contained on our website to be a part of this prospectus or in deciding whether to purchase our securities. References in this prospectus to our website are to inactive textual references only.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before making an investment decision, you should carefully consider the risks described in the sections entitled “Risk Factors” in our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, as filed with the SEC, which are incorporated by reference in this prospectus in their entirety, as well as any amendments or updates to our risk factors reflected in subsequent filings with the SEC, including any applicable prospectus supplement. If any of these risks actually occur, our business, financial condition, results of operations and future prospects could be materially and adversely affected. In that case, the trading price of our securities could decline and you might lose all or part of your investment. For more information, see “Where You Can Find More Information.”

The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business, financial condition or results of operations.

This prospectus and the documents we incorporate by reference in this prospectus contain forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks and uncertainties mentioned elsewhere in this prospectus. For more information, see “Special Note Regarding Forward-Looking Information.”

RATIO OF EARNINGS TO FIXED CHARGES

Whenever preferred stock and/or debt securities are to be offered and sold pursuant to this prospectus, we will file a prospectus supplement relating to that offer and sale which will, if required at that time, provide a ratio of combined fixed charges and preference dividends to earnings and/or ratio of earnings to fixed charges, respectively.

USE OF PROCEEDS

We intend to use the net proceeds we receive from the sale of our securities, and from the exercise of any warrants issued pursuant hereto, for working capital and other general corporate purposes. We also expect we may use such proceeds to satisfy all or a portion of our indebtedness to Capital Royalty Partners II, L.P. and its affiliated funds, or Capital Royalty Partners, although we have no current plans or arrangements with respect to the payoff of any such indebtedness. Pursuant to our Amended and Restated Term Loan Agreement with Capital Royalty Partners, or the Term Loan Agreement, interest is payable, at our option, (i) in cash at a rate of 11.5% per annum or (ii) at a rate of 9.5% with 2.0% added to the principal of the loan and subject to accruing interest. Interest-only payments are due quarterly on March 31, June 30, September 30 and December 31 of each year of the interest-only payment period, which ends on December 31, 2019. The principal balance is due in full on the maturity date of the Term Loan Agreement, which is March 31, 2020.

We may set forth additional information regarding the anticipated use of proceeds from the sale of securities we offer under this prospectus in a prospectus supplement relating to the specific offering. We have not determined the amount of net proceeds to be used from any specific offering. As a result, our management will have broad discretion in the allocation of the net proceeds.

Pending the use of the net proceeds, we intend to invest the net proceeds in high-quality, short-term interest-bearing obligations, investment-grade instruments, certificates of deposit or direct or guaranteed obligations of the U.S. government.

THE SECURITIES WE MAY OFFER

We may offer and sell, from time to time in one or more offerings, any combination of common stock, preferred stock, debt securities, warrants, and/or units having an aggregate initial offering price not to exceed $100,000,000.00. The preferred stock may be convertible into shares of our common stock, shares of our preferred stock or debt securities. The debt securities may be convertible into or exchangeable for shares of our common stock, shares of our preferred stock or other debt securities. The warrants may be exercisable for shares of our common stock, shares of our preferred stock or debt securities. The units may consist of any combination of the other types of securities described in this prospectus. In this prospectus, we refer to the common stock, preferred stock, debt securities, warrants and units that we may offer collectively as “securities.”

This prospectus provides a general description of the securities we may offer. Each time we sell any of our securities under this prospectus, we will, to the extent required by law, provide a prospectus supplement that will contain specific information about the terms of the offering. The prospectus supplement may also add, update or change information in this prospectus. For more information, see “About this Prospectus.”

DESCRIPTION OF CAPITAL STOCK

The following is a summary of all material characteristics of our capital stock as set forth in our amended and restated certificate of incorporation and amended and restated bylaws. The summary does not purport to be complete and is qualified in its entirety by reference to our amended and restated certificate of incorporation and amended and restated bylaws, copies of which have been filed as exhibits to our SEC filings. For more information, see “Where You Can Find More Information.”

Common Stock

General. We may issue shares of our common stock from time to time. We are authorized to issue 100,000,000 shares of common stock, par value $0.001 per share. As of April 23, 2018, there were 50,067,860 shares of common stock issued and outstanding.

Reverse Stock Split. On October 9, 2017, we filed an amendment to our amended and restated certificate of incorporation to effect a reverse stock split of our issued and outstanding shares of common stock at a ratio of 1-for-10. The share amounts, exercise prices and other amounts set forth in this prospectus have been adjusted to reflect the impact of the reverse stock split.

Dividend Rights. Subject to preferences that may apply to any shares of preferred stock outstanding at the time, the holders of outstanding shares of our common stock are entitled to receive dividends out of funds legally available at the times and in the amounts that our board of directors may determine.

Voting Rights. Holders of our common stock are entitled to one vote per share. We have not provided for cumulative voting for the election of directors in our amended and restated certificate of incorporation. The board of directors is divided into three classes, which are as nearly equal in number as possible. Each director is elected for a three-year term with one class being elected at each year’s annual meeting of stockholders.

No Preemptive or Similar Rights. Our common stock is not entitled to preemptive rights, and is not subject to redemption. There are no sinking fund provisions applicable to our common stock.

Conversion. Our common stock is not convertible into any other shares of our capital stock.

Right to Receive Liquidation Distributions. Upon our liquidation, dissolution, distribution of assets or winding-up, the assets legally available for distribution to our stockholders would be distributable ratably among the holders of our common stock and any participating preferred stock outstanding at that time, if any, after payment of liquidation preferences, if any, on any outstanding shares of preferred stock and payment of claims of creditors.

Fully Paid and Non-Assessable. All of the outstanding shares of our common stock are, and the shares of our common stock issuable pursuant to this prospectus will be, fully paid and non-assessable.

Preferred Stock

As of April 23, 2018, there were no shares of our preferred stock outstanding. Pursuant to the terms of our amended and restated certificate of incorporation, our board of directors is authorized, subject to limitations prescribed by Delaware law, to issue up to 5,000,000 shares of preferred stock, par value $0.001 per share, in one or more series, to establish from time to time the number of shares to be included in each series, and to fix the designation, powers, preferences and rights of the shares of each series and any of its qualifications, limitations or restrictions, in each case without further action by our stockholders. Our board of directors also can increase or decrease the number of shares of any series of preferred stock, but not below the number of shares of that series then outstanding. Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of our common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in our control or the removal of management and could adversely affect the market price of our common stock and the voting and other rights of the holders of our common stock.

Whenever preferred stock is to be offered and sold pursuant to this prospectus, we will file a prospectus supplement relating to that offer and sale which will specify (in each case to the extent applicable):

•	the title and stated value of the preferred stock;
•	the number of shares of the preferred stock offered, the liquidation preference per share and the offering price of the preferred stock;
•	the dividend rate, period and payment date, and method of calculation of dividends;
•	whether dividends are cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;
•	any listing of the preferred stock on any securities exchange;
•	the provision for redemption of the preferred stock;
•	the terms and conditions upon which the preferred stock will be convertible into any other class of capital stock, including the conversion price;
•	voting rights of the preferred stock;
•	preemption rights;
•	the relative ranking and preferences of the preferred stock as to dividend rights and rights upon the liquidation, dissolution or winding up of our affairs;
•

limitations on issuance of any class or series of preferred stock ranking senior to or on a parity with the series of preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs; and

•	any other specific terms, preferences, rights or limitations of, or restrictions on, the preferred stock.

The DGCL provides that the holders of preferred stock will have the right to vote separately as a class on any proposed fundamental change in the rights of the preferred stock. This right is in addition to any voting rights that may be provided for in the applicable certificate of designation.

All shares of preferred stock offered by this prospectus will, when issued, be fully paid and nonassessable and will not have any preemptive or similar rights.

Delaware Law and Certain Certificate of Incorporation and Bylaw Provisions

The provisions of Delaware law, our amended and restated certificate of incorporation and our amended and restated bylaws may have the effect of delaying, deferring or discouraging another person from acquiring control of us by means of a tender offer, a proxy contest or otherwise, or removing incumbent officers and directors. These provisions, summarized below, are expected to discourage certain types of coercive takeover practices and takeover bids that our board of directors may consider inadequate and to encourage any person seeking to acquire control of us to first negotiate with our board of directors.

Delaware Law. We are governed by the provisions of Section 203 of the Delaware General Corporation Law, or the DGCL. In general, Section 203 prohibits a public Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date such stockholder became an “interested stockholder.” A “business combination” includes mergers, asset sales or other transactions resulting in a financial benefit to the stockholder. An “interested stockholder” is a person who, together with affiliates and associates, owns, or within three years did, prior to the determination of interested stockholder status, own, 15% or more of the corporation’s outstanding voting stock. These provisions may have the effect of delaying, deferring or preventing a change in control of our company not approved in advance by our board of directors.

Certificate of Incorporation and Bylaw Provisions. Our amended and restated certificate of incorporation and our amended and restated bylaws include a number of other provisions that could deter hostile takeovers or delay or prevent changes in control of our management team, including the following:

•

Classified Board. Our amended and restated certificate of incorporation and amended and restated bylaws provide that our board is classified into three classes of directors. This could delay a successful tender offeror from obtaining majority control of our board of directors, and the prospect of that delay might deter a potential offeror.

•

Stockholder Action; Special Meeting of Stockholders. Our amended and restated certificate of incorporation eliminates the right of stockholders to act by written consent. Our amended and restated certificate of incorporation further provides that special meetings of our stockholders may be called only by a majority of our board of directors.

•

Advance Notice Requirements for Stockholder Proposals and Director Nominations. Our amended and restated certificate of incorporation and amended and restated bylaws provide advance notice procedures for stockholders seeking to bring business before our annual meeting of stockholders, or to nominate candidates for election as directors at our annual meeting of stockholders. These provisions might preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders.

•

Amendment. Our amended and restated certificate of incorporation and our amended and restated bylaws provide that the affirmative vote of the holders of at least 66 2/3% of our voting stock then outstanding is required to amend certain provisions.

•

Size of Board and Vacancies. Our amended and restated certificate of incorporation and amended and restated bylaws provide that the number of directors on our board of directors is fixed exclusively by our board of directors. Newly created directorships resulting from any increase in our authorized number of directors, and any vacancies resulting from death, resignation, retirement, disqualification, removal from office or other cause, will generally be filled by a majority of our board of directors then in office.

•

Issuance of Undesignated Preferred Stock. Our board of directors will have the authority, without further action by our stockholders, to issue up to 5,000,000 shares of undesignated preferred stock with rights and preferences, including voting rights, designated from time to time by our board of directors. Our board of directors may utilize such shares for a variety of corporate purposes.

•

No Cumulative Voting. The DGCL provides that stockholders are denied the right to cumulate votes in the election of directors unless our amended and restated certificate of incorporation provides otherwise. Our amended and restated certificate of incorporation does not provide for cumulative voting.

NASDAQ Global Market

Our common stock is listed on the NASDAQ Global Market and traded under the symbol “TNDM.” On April 23, 2018, the last reported sale price for our common stock on the NASDAQ Global Market was $7.37 per share.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company, LLC. The address of American Stock Transfer & Trust Company is 6201 15th Avenue, Brooklyn, NY 11219 and the telephone number is (718) 921-8200.

DESCRIPTION OF DEBT SECURITIES

We may offer and sell from time to time in one or more series, debt securities that may be issued as senior or subordinated debt securities or as senior or subordinated convertible debt securities. While the terms we have summarized below will apply generally to any debt securities that we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. The terms of any debt securities offered under a prospectus supplement may differ from the terms described below. Unless the context requires otherwise, whenever we refer to the indenture, we also are referring to any supplemental indentures that specify the terms of a particular series of debt securities.

We will issue the debt securities under the indenture that we will enter into with the trustee named in the indenture. The indenture will be qualified under the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act. We have filed the form of indenture as an exhibit to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered and sold will be filed as exhibits to the registration statement of which this prospectus is a part and/or will be incorporated by reference from reports that we file with the SEC.

The following summary of material provisions of the debt securities and the indenture is subject to, and qualified in its entirety by reference to, all of the provisions of the indenture applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplements and any related free writing prospectuses related to the debt securities that we may offer and sell under this prospectus, as well as the complete indenture that contains the terms of the debt securities.

General

The indenture does not limit the amount of debt securities that we may issue. It provides that we may issue debt securities up to the principal amount that we may authorize and may be in any currency or currency unit that we may designate. Except for the limitations on consolidation, merger and sale of all or substantially all of our assets contained in the indenture, the terms of the indenture do not contain any covenants or other provisions designed to give holders of any debt securities protection against changes in our operations, financial condition or transactions.

We may issue the debt securities issued under the indenture as “discount securities,” which means they may be sold at a discount to their stated principal amount. These debt securities, as well as other debt securities that are not issued at a discount, may be issued with “original issue discount,” or OID, for U.S. federal income tax purposes because of interest payment and other characteristics or terms of the debt securities. Material U.S. federal income tax considerations applicable to debt securities issued with OID will be described in more detail in any applicable prospectus supplement.

Whenever debt securities are to be issued and sold pursuant to this prospectus, we will file a prospectus supplement relating to that offer and sale which will specify (in each case to the extent applicable):

•	the title of the series of debt securities;
•	any limit upon the aggregate principal amount that may be issued;
•	the maturity date or dates;
•	the form of the debt securities of the series;
•	the applicability of any guarantees;
•	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;
•	whether the debt securities rank as senior debt, senior subordinated debt, subordinated debt or any combination thereof, and the terms of any subordination;

•

if the price at which such debt securities will be issued is a price other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof, or if applicable, the portion of the principal amount of such debt securities that is convertible into another security or the method by which any such portion shall be determined;

•

the interest rate or rates, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

•	our right, if any, to defer payment of interest and the maximum length of any such deferral period;
•

if applicable, the date or dates after which, or the period or periods during which, and the price or prices at which, we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions and the terms of those redemption provisions;

•

the date or dates, if any, on which, and the price or prices at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;

•	the denominations in which we will issue the series of debt securities;
•

whether the debt securities of the series shall be issued in whole or in part in the form of a global security or securities; the terms and conditions, if any, upon which such global security or securities may be exchanged in whole or in part for other individual securities; and the depositary for such global security or securities;

•

if applicable, the provisions relating to conversion or exchange of any debt securities of the series and the terms and conditions upon which such debt securities will be so convertible or exchangeable, including the conversion or exchange price, as applicable, or how it will be calculated and may be adjusted, any mandatory or optional conversion or exchange features, the applicable conversion or exchange period and the manner of settlement for any conversion or exchange;

•	if other than the full principal amount thereof, the portion of the principal amount of debt securities of the series which shall be payable upon declaration of acceleration of the maturity thereof;
•	additions to or changes in the covenants applicable to the particular debt securities being issued, including, among others, the consolidation, merger or sale covenant;
•

additions to or changes in the events of default with respect to the securities and any change in the right of the trustee or the holders to declare the principal, premium, if any, and interest, if any, with respect to such securities to be due and payable;

•	additions to or changes in the provisions relating to satisfaction and discharge of the indenture;
•	additions to or changes in the provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture;
•	whether interest will be payable in cash or additional debt securities at our or the holders’ option and the terms and conditions upon which the election may be made;

•	any restrictions on transfer, sale or assignment of the debt securities of the series; and
•

any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, any other additions or changes in the provisions of the indenture, and any terms that may be required by us or advisable under applicable laws or regulations.

Conversion or Exchange Rights

We will set forth in the applicable prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for our common stock, our preferred stock or our other debt securities. We will include provisions as to settlement upon conversion or exchange and whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our common stock, our preferred stock or our other debt securities that the holders of the series of debt securities receive would be subject to adjustment.

Consolidation, Merger or Sale

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the indenture will not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets.

Events of Default under the Indenture

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the following are events of default under the indenture with respect to any series of debt securities that we may issue:

•

if we fail to pay any installment of interest on any series of debt securities, as and when the same shall become due and payable, and such default continues for a period of 90 days; provided, however, that a valid extension of an interest payment period by us in accordance with the terms of any indenture supplemental thereto shall not constitute a default in the payment of interest for this purpose;

•

if we fail to pay the principal of, or premium, if any, on any series of debt securities as and when the same shall become due and payable whether at maturity, upon redemption, by declaration or otherwise, or in any payment required by any sinking or analogous fund established with respect to such series; provided, however, that a valid extension of the maturity of such debt securities in accordance with the terms of any indenture supplemental thereto shall not constitute a default in the payment of principal or premium, if any;

•

if we fail to observe or perform any other covenant or agreement contained in the debt securities or the indenture, other than a covenant specifically relating to another series of debt securities, and our failure continues for 90 days after we receive written notice of such failure, requiring the same to be remedied and stating that such is a notice of default thereunder, from the trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and

•	if specified events of bankruptcy, insolvency or reorganization occur.

If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the trustee if notice is given by such holders, may declare the unpaid principal of, premium, if any, and accrued interest, if any, due and payable immediately. If an event of default specified in the last bullet point above occurs with respect to us, the principal amount of and accrued interest, if any, of each issue of debt securities then outstanding shall be due and payable without any notice or other action on the part of the trustee or any holder.

The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture. Any waiver shall cure the default or event of default.

Subject to the terms of the indenture, if an event of default under an indenture shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series, provided that:

•	the direction so given by the holder is not in conflict with any law or the applicable indenture; and
•

subject to its duties under the Trust Indenture Act, the trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the debt securities of any series will have the right to institute a proceeding under the indenture or to appoint a receiver or trustee, or to seek other remedies only if:

•	the holder has given written notice to the trustee of a continuing event of default with respect to that series;
•

the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request, and such holders have offered to the trustee indemnity satisfactory to it against the costs, expenses and liabilities to be incurred by the trustee in compliance with the request; and

•

the trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 90 days after the notice, request and offer.

We will periodically file statements with the trustee regarding our compliance with specified covenants in the indenture.

Modification of Indenture; Waiver

We and the trustee may change an indenture without the consent of any holders with respect to specific matters:

•	to cure any ambiguity, defect or inconsistency in the indenture or in the debt securities of any series;
•	to provide for uncertificated debt securities in addition to or in place of certificated debt securities;
•

to add to our covenants, restrictions, conditions or provisions such new covenants, restrictions, conditions or provisions for the benefit of the holders of all or any series of debt securities, to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default or to surrender any right or power conferred upon us in the indenture;

•

to add to, delete from or revise the conditions, limitations, and restrictions on the authorized amount, terms, or purposes of issue, authentication and delivery of debt securities, as set forth in the indenture;

•	to make any change that does not adversely affect the interests of any holder of debt securities of any series in any material respect;
•

to provide for the issuance of and establish the form and terms and conditions of the debt securities of any series as provided above under “Description of Debt Securities—General” to establish the form of any certifications required to be furnished pursuant to the terms of the indenture or any series of debt securities, or to add to the rights of the holders of any series of debt securities;

•	to evidence and provide for the acceptance of appointment under any indenture by a successor trustee; or
•	to comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act.

In addition, under the indenture, the rights of holders of a series of debt securities may be changed by us and the trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, we and the trustee may make the following changes only with the consent of each holder of any outstanding debt securities affected:

•	extending the fixed maturity of any debt securities of any series;
•	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption of any series of any debt securities; or
•	reducing the percentage of debt securities, the holders of which are required to consent to any amendment, supplement, modification or waiver.

Discharge

The indenture provides that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for specified obligations, including obligations to:

•	provide for payment;
•	register the transfer or exchange of debt securities of the series;
•	replace stolen, lost or mutilated debt securities of the series;
•	pay principal of and premium and interest on any debt securities of the series;
•	maintain paying agencies;
•	hold monies for payment in trust;
•	recover excess money held by the trustee;
•	compensate and indemnify the trustee; and
•	appoint any successor trustee.

In order to exercise our rights to be discharged, we must deposit with the trustee money or government obligations sufficient to pay all the principal of, any premium, if any, and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange and Transfer

We will issue the debt securities of each series only in fully registered form without coupons and, unless we provide otherwise in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indenture provides that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company, or DTC, or another depositary named by us and identified in the applicable prospectus supplement with respect to that series. To the extent the debt securities of a series are issued in global form and as book-entry, a description of terms relating to any book entry securities will be set forth in the applicable prospectus supplement.

At the option of the holder, subject to the terms of the indenture and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indenture and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will impose no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

If we elect to redeem the debt securities of any series, we will not be required to:

•

issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

•	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Trustee

The trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the trustee is under no obligation to exercise any of the powers given it by the indenture at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, we will make interest payments by check that we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in the applicable prospectus supplement, we will designate the corporate trust office of the trustee as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money we pay to a paying agent or the trustee for the payment of the principal of or any premium or interest on any debt securities that remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.

Governing Law

The indenture and the debt securities will be governed by and construed in accordance with the internal laws of the State of New York, except to the extent that the Trust Indenture Act of 1939 is applicable.

DESCRIPTION OF WARRANTS

We may offer and sell, from time to time, warrants for the purchase of shares of common stock, shares of preferred stock and/or debt securities. We may issue warrants independently or together with common stock, preferred stock and/or debt securities, and the warrants may be attached to or separate from those securities. If we issue warrants, they will be evidenced by warrant agreements or warrant certificates issued under one or more warrant agreements, which will be contracts between us and the holders of the warrants or an agent for the holders of the warrants. The forms of warrant agreements or warrant certificates, as applicable, relating to the warrants will be filed as exhibits to the registration statement of which this prospectus is a part and/or will be incorporated by reference from reports that we file with the SEC.

The following summary of material provisions of the warrants and warrant agreements are subject to, and qualified in their entirety by reference to, all of the provisions of the warrant agreement and warrant certificate applicable to a particular series of warrants. We urge you to read the applicable prospectus supplement and any related free writing prospectus, as well as the complete warrant agreements and warrant certificates that contain the terms of the warrants.

Whenever warrants are to be issued and sold pursuant to this prospectus, we will file a prospectus supplement relating to that offer and sale which will specify (in each case as applicable):

•

the number of shares of common stock or preferred stock purchasable upon the exercise of warrants to purchase such shares and the price at which such number of shares may be purchased upon such exercise;

•

the designation, stated value and terms (including, without limitation, liquidation, dividend, conversion and voting rights) of the series of preferred stock purchasable upon exercise of warrants to purchase preferred stock;

•	the principal amount of debt securities that may be purchased upon exercise of a debt warrant and the exercise price for the warrants, which may be payable in cash, securities or other property;
•	the date, if any, on and after which the warrants and the related common stock, preferred stock or debt securities will be separately transferable;
•	the terms of any rights to redeem or call the warrants;
•	the date on which the right to exercise the warrants will commence and the date on which the right will expire; and
•	any additional terms of the warrants, including terms, procedures, and limitations relating to the exchange, exercise and settlement of the warrants.

Each warrant will entitle its holder to purchase the number of shares of common stock or preferred stock, or the principal amount of debt securities, at the exercise price set forth in (or calculable as set forth in) the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

A holder of warrant certificates may exchange them for new warrant certificates of different denominations, present them for registration of transfer, and exercise them as indicated in the applicable prospectus supplement. Until any warrants to purchase common stock or preferred stock are exercised, the holders of the warrants will not have any rights of holders of the underlying common stock or preferred stock, including any voting rights or any rights to receive dividends or payments upon any liquidation, dissolution or winding up on the common stock or preferred stock, if any. Until any warrants to purchase debt securities are exercised, the holder of the warrants will not have any rights of holders of the debt securities that can be purchased upon exercise, including any rights to receive payments of principal, premium or interest on the underlying debt securities or to enforce covenants in the applicable indenture.

DESCRIPTION OF UNITS

We may offer and sell, from time to time, units comprised of one or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. If we issue units, they will be evidenced by unit agreements or unit certificates issued under one or more unit agreements, which will be contracts between us and the holders of the units or an agent for the holders of the units. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date. The forms of unit agreements or unit certificates, as applicable, relating to the units will be filed as exhibits to the registration statement of which this prospectus is part of and/or will be incorporated by reference from reports that we file with the SEC.

The following summary of material provisions of the units and unit agreements are subject to, and qualified in their entirety by reference to, all of the provisions of the unit agreements applicable to the units. We urge you to read the applicable prospectus supplement and any related free writing prospectus, as well as the complete unit agreements that contain the terms of the units.

Whenever units are to be issued and sold pursuant to this prospectus, we will file a prospectus supplement relating to that offer and sale which will specify (in each case as applicable):

•	the title of the series of units;
•	identification and description of the separate securities comprising the units;
•	the price or prices at which the units will be issued;
•	the date, if any, on and after which the securities comprising the units will be separately transferable; and
•	any other terms of the units and their securities.

PLAN OF DISTRIBUTION

We may sell our securities from time to time in any manner permitted by the Securities Act, including any one or more of the following ways:

•	through agents;
•	to or through underwriters;
•	to or through broker-dealers (acting as agent or principal);
•	in “at the market” offerings, within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise; and/or
•	directly to purchasers, through a specific bidding or auction process or otherwise.

The securities may be sold at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices relating to the prevailing market prices or at negotiated prices.

Offers to purchase offered securities may be solicited by agents designated by us from time to time. Any agent involved in the offer or sale of the offered securities in respect of which this prospectus is delivered will be named, and any commissions payable by us will be set forth, in the applicable prospectus supplement. Unless otherwise set forth in the applicable prospectus supplement, any agent will be acting on a reasonable best efforts basis for the period of its appointment. Any agent may be deemed to be an underwriter, as that term is defined in the Securities Act, of the offered securities so offered and sold.

We will set forth in a prospectus supplement the terms of the offering of our securities, including:

•	the name or names of any agents, underwriters or dealers;
•	the type of securities being offered;
•	the purchase price of our securities being offered and the net proceeds we expect to receive from the sale;
•	any over-allotment options under which underwriters may purchase additional securities from us;
•	any agency fees or underwriting discounts and commissions and other items constituting agents’ or underwriters’ compensation;
•	the public offering price;
•	any discounts or concessions allowed or reallowed or paid to dealers; and
•	any securities exchanges on which such securities may be listed.

If offered securities are sold to the public by means of an underwritten offering, either through underwriting syndicates represented by managing underwriters or directly by the managing underwriters, we will execute an underwriting agreement with an underwriter or underwriters, and the names of the specific managing underwriter or underwriters, as well as any other underwriters, will be set forth in the applicable prospectus supplement. In addition, the terms of the transaction, including commissions, discounts and any other compensation of the underwriters and dealers, if any, will be set forth in the applicable prospectus supplement, which prospectus supplement will be used by the underwriters to make resales of the offered securities. If underwriters are utilized in the sale of the offered securities, the offered securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including:

•	transactions on the NASDAQ Global Market or any other organized market where the securities may be traded;
•	in the over-the-counter market;
•	in negotiated transactions; or
•	under delayed delivery contracts or other contractual commitments.

We may grant to the underwriters options to purchase additional offered securities to cover over-allotments, if any, at the public offering price with additional underwriting discounts or commissions, as may be set forth in the applicable prospectus supplement. If we grant any over-allotment option, the terms of the over-allotment option will be set forth in the applicable prospectus supplement.

We may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

We may indemnify agents, underwriters and dealers against specified liabilities, including liabilities incurred under the Securities Act, or to contribution by us to payments they may be required to make in respect of such liabilities. Agents, underwriters or dealers, or their respective affiliates, may be customers of, engage in transactions with or perform services for us or our respective affiliates, in the ordinary course of business.

Unless otherwise specified in the applicable prospectus supplement, each class or series of securities will be a new issue with no established trading market, other than our common stock, which is traded on the NASDAQ Global Market. We may elect to list any other class or series of securities on any exchange and, in the case of our common stock, on any additional exchange. However, unless otherwise specified in the applicable prospectus supplement, we will not be obligated to do so. It is possible that one or more underwriters may make a market in a class or series of securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for any of the offered securities.

Any underwriter may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Securities Exchange Act of 1934, as amended, or the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum price. Syndicate-covering or other short-covering transactions involve purchases of the securities, either through exercise of the over-allotment option or in the open market after the distribution is completed, to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

To comply with the securities laws of certain states, if applicable, the securities offered by this prospectus will be offered and sold in those states only through registered or licensed brokers or dealers.

In compliance with guidelines of the Financial Industry Regulatory Authority, or FINRA, the maximum consideration or discount to be received by any FINRA member or independent broker dealer may not exceed 8% of the aggregate amount of the securities offered pursuant to this prospectus and any applicable prospectus supplement.

LEGAL MATTERS

Certain legal matters, including the validity of the issuance of the securities offered by this prospectus, will be passed upon for us by Stradling Yocca Carlson & Rauth, P.C., Newport Beach, California.

EXPERTS

The financial statements of Tandem Diabetes Care, Inc. at December 31, 2017 and 2016, and for each of the three years in the period ended December 31, 2017, appearing in this Prospectus and Registration Statement have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate” into this prospectus information that we file with the SEC in other documents. This means that we can disclose important information to you by referring to other documents that contain that information. Any information that we incorporate by reference into this prospectus is considered part of this prospectus.

Information contained in this prospectus and information that we file with the SEC in the future and incorporate by reference in this prospectus automatically modifies and supersedes previously filed information, including information in previously filed documents or reports that have been incorporated by reference in this prospectus, to the extent the new information differs from or is inconsistent with the old information. Any statement so modified will be deemed to constitute a part of this prospectus only as so modified, and any statement so superseded will be deemed not to constitute a part of this prospectus. For more information, see “About this Prospectus.”

We incorporate by reference, as of their respective dates of filing, the documents listed below that we have filed with the SEC and any future documents that we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including any documents filed after the date on which the registration statement of which this prospectus is a part is initially filed until the offering of the securities covered by this prospectus has been completed, other than, in each case, documents or information deemed to have been “furnished” and not “filed” in accordance with SEC rules:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, or the Annual Report, filed with the SEC on March 1, 2018;
•	our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2018, filed with the SEC on April 26, 2018;
•	the information specifically incorporated by reference into the Annual Report from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 26, 2018;
•	our Current Reports on Form 8-K as filed with the SEC on each of January 3, 2018, January 9, 2018, February 7, 2018, February 9, 2018, February 14, 2018, March 1, 2018 and March 8, 2018; and
•

the description of our common stock contained in our registration statement on Form 8-A, filed with the SEC on November 8, 2013, including any amendment or report filed for the purpose of updating such description.

These filings have not been included in or delivered with this prospectus. We will provide to each person, including any beneficial owner to whom this prospectus is delivered, a copy of any document that is incorporated by reference in this prospectus. You may obtain a copy of these documents, at no cost, from our website (www.tandemdiabetes.com) or by contacting us using the following information:

David B. Berger, Esq.

General Counsel

Tandem Diabetes Care, Inc.

11075 Roselle Street

San Diego, California 92121

(858) 366-6900

Exhibits to the documents will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus.

You should rely only on the information contained in this prospectus, in any accompanying prospectus supplement, or in any document incorporated by reference herein or therein. We have not authorized anyone to provide you with any different information. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may provide to you. The information contained in this prospectus, in any applicable prospectus supplement, and in the documents incorporated by reference herein or therein is accurate only as of the date such information is presented. Our business, financial condition, results of operations and future prospects may have changed since those respective dates.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports and other information with the SEC. You may read and copy any document we file at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. Our filings with the SEC also are available from the SEC’s website at www.sec.gov, which contains reports, proxy and information statements, and other information regarding issuers that file electronically.

This prospectus is part of a registration statement that we filed with the SEC. As permitted by SEC rules, this prospectus and any accompanying prospectus supplement that we may file, which form a part of the registration statement, do not contain all of the information that is included in the registration statement. The registration statement contains more information regarding us and our securities, including certain exhibits. You can obtain a copy of the registration statement from the SEC at the address listed above or from the SEC’s website.

$100,000,000.00

TANDEM DIABETES CARE, INC.

Common Stock

Preferred Stock

Debt Securities

Warrants

Units

PROSPECTUS

, 2018

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.	OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth an itemization of the various costs and expenses, other than underwriting discounts and commissions, payable by us in connection with the issuance and distribution of the securities being registered hereunder. All of the amounts shown are estimated except for the SEC registration fee.

SEC registration fee		$12,450
FINRA filing fees	$	*
Legal fees and expenses	$	*
Accounting fees and expenses	$	*
Miscellaneous	$	*
Total expenses	$	*

*	These fees and expenses depend on the securities offered and the number of issuances, and accordingly cannot be estimated at this time

ITEM 15.	INDEMNIFICATION OF DIRECTORS AND OFFICERS.

We are incorporated under the laws of the State of Delaware. Section 145 of the DGCL provides that a Delaware corporation may indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as an officer, director, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was illegal. Section 145 of the DGCL further authorizes a corporation to purchase and maintain insurance on behalf of any indemnified person against any liability asserted against and incurred by such person in any indemnified capacity, or arising out of such person’s status as such, regardless of whether the corporation would otherwise have the power to indemnify such person under the DGCL.

Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duties as a director, except for liability for any:

•	breach of a director’s duty of loyalty to the corporation or its stockholders;
•	act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;
•	unlawful payment of dividends or redemption of shares; or
•	transaction from which the director derives an improper personal benefit.

Our amended and restated certificate of incorporation authorizes us to, and our amended and restated bylaws provide that we must, indemnify our directors and officers to the fullest extent authorized by the DGCL and also pay expenses incurred in defending any such proceeding in advance of its final disposition upon delivery of an undertaking, by or on behalf of an indemnified person, to repay all amounts so advanced if it should be determined ultimately that such person is not entitled to be indemnified under this section or otherwise.

As permitted by the DGCL, we have entered into indemnification agreements with each of our directors and certain of our officers. These agreements require us to indemnify these individuals to the fullest extent permitted under Delaware law against liabilities that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified.

We have an insurance policy covering our officers and directors with respect to certain liabilities, including liabilities arising under the Securities Act or otherwise.

Any underwriting agreement or similar agreement that we enter into in connection with an offer of securities pursuant to this registration statement may provide for indemnification by any underwriters of us, our directors, our officers who sign the registration statement and our controlling persons for some liabilities, including liabilities arising under the Securities Act.

ITEM 16.	EXHIBITS.

Exhibit No.	Description

1.1	Form of Underwriting Agreement*

3.1

Amended and Restated Certificate of Incorporation of the Company (as amended through October 9, 2017 and currently in effect) (incorporated herein by reference to Exhibit 3.1 of the Company’s Registration Statement on Form S-1, Amendment No. 1, filed January 29, 2018 (File Number: 333- 222553))

3.2

Amended and Restated Bylaws of the Company (as currently in effect) (incorporated herein by reference to Exhibit 3.5 of the Company’s Registration Statement on Form S-1, Amendment No. 2, filed November 1, 2013 (File Number: 333-191601))

4.1

Form of Common Stock Certificate (incorporated herein by reference to Exhibit 4.1 of the Company’s Registration Statement on Form S-1, Amendment No. 2, filed November 1, 2013 (File Number: 333-191601))

4.2	Form of Certificate of Designation of Preferred Stock*

4.3	Form of Indenture±

4.3	Form of Warrant Agreement (including form of warrant)*

4.4	Form of Unit Agreement (including form of unit)*

5.1	Opinion of Stradling Yocca Carlson & Rauth, P.C.±

12.1	Statement regarding computation of ratios*

23.1	Consent of Independent Registered Public Accounting Firm±

23.2	Consent of Stradling Yocca Carlson & Rauth, P.C. (included in Exhibit 5.1)±

24.1	Power of Attorney (included on the signature page of this registration statement)±

25.1	Statement of Eligibility of Trustee**

±	Filed herewith.
*

To be filed by amendment to this registration statement, or as an exhibit to a document to be incorporated by reference into this registration statement, in each case in connection with a particular offering of the securities.

**	To be filed separately under electronic form type 305B2 under Rule 305(b)(2) of the Trust Indenture Act, if applicable.

ITEM 17.	UNDERTAKINGS.

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii)

To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:
(i)

Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)

That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by an undersigned registrant to the purchaser.
(6)

That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on April 26, 2018.

TANDEM DIABETES CARE, INC.

By:	/s/ Kim D. Blickenstaff
Kim D. Blickenstaff
President, Chief Executive Officer and Director

KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints Kim D. Blickenstaff and David B. Berger, and each of them, his or her true and lawful attorneys-in-fact and agents with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement, and to sign any registration statement for the same offering covered by this registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, making such changes in this registration statement as such attorneys-in-fact and agents so acting deem appropriate, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done with respect to the offering of securities contemplated by this registration statement, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his, her or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Kim D. Blickenstaff	President, Chief Executive Officer and Director	April 26, 2018
Kim D. Blickenstaff	(Principal Executive Officer)

/s/ Leigh A. Vosseller	Senior Vice President, Chief Financial Officer and Treasurer	April 26, 2018
Leigh A. Vosseller	(Principal Financial and Accounting Officer)

/s/ Dick P. Allen	Director and Chairman	April 26, 2018
Dick P. Allen

/s/ Edward L. Cahill	Director	April 24, 2018
Edward L. Cahill

/s/ Fred E. Cohen	Director	April 26, 2018
Fred E. Cohen

/s/ Howard E. Greene, Jr.	Director	April 26, 2018
Howard E. Greene, Jr.

/s/ Douglas A. Roeder	Director	April 26, 2018
Douglas A. Roeder

/s/ Christopher J. Twomey	Director	April 26, 2018
Christopher J. Twomey